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                                                                    EXHIBIT 23.1


                                    CONSENT


We hereby consent to the references to this firm and our opinions in, and the inclusion of our opinions as exhibits to: the Registration Statement on Form S-1 filed by Naugatuck Valley Financial Corporation (the "Company"), and all amendments thereto; in the Form H-(e)1-S for the Company and Naugatuck Valley Mutual Holding Company, and all amendments thereto; in the Notice of Mutual Holding Company Reorganization on Form MHC-1 filed by Naugatuck Valley Savings and Loan, S.B. (the "Bank"), and all amendments thereto; and in the Application for Approval of Minority Stock Issuance on Form MHC-2 filed by the Company, and all amendments thereto, relating to the mutual holding company reorganization of the Bank.


                                       /s/ Muldoon Murphy Faucette & Aguggia LLP

                                       MULDOON MURPHY FAUCETTE & AGUGGIA LLP


Dated this 18th day of
June 2004